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                                                                  EXHIBIT 10.41


                            EMPLOYEE AGREEMENT ON
                IDEAS, INVENTIONS AND CONFIDENTIAL INFORMATION

                  This EMPLOYEE AGREEMENT ON IDEAS, INVENTIONS AND CONFIDENTIAL INFORMATION (the "Agreement") is made and entered into as of July 20, 1998 by and between LCC International Inc., a Delaware corporation with principal offices located at 7925 Jones Branch Drive, McLean, VA 22102 (together with its parent, subsidiaries or any other affiliate, "Employer"), and the undersigned employee of Employer ("Employee").

                  WHEREAS, Employer is employing Employee in a position of trust and confidence; and

                  WHEREAS, in consideration of and as a condition to Employer 's employment of Employee, the parties desire to set forth in writing their agreement with respect to the matters set forth below;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       Nondisclosure and Confidentiality

                  1.1 Definition. As used herein, the term "Confidential Information" shall mean all information or materials of a confidential or proprietary nature which Employee receives during the course of his or her employment with Employer or through the use of any of Employer 's facilities or resources, including, without limitation, the following:

                           (a)      All information or materials relating to
any software program, hardware product or other product of Employer, including, without limitation, source and object codes, algorithms, schematics, flowcharts, logic diagrams, designs, coding sheets, techniques, specifications, technical information, test data, know-how, worksheets and related documentation and manuals;

                           (b)      All information or materials relating to
the consulting, engineering and/or other services provided by Employer, including, without limitation, techniques, methodologies, know-how, instruction booklets, course materials, printouts, presentation materials, training aids and related documentation and manuals;

                           (c)      All information or materials relating to
the business or operations of Employer, including, without limitation, business plans and strategies, financial information, marketing plans and studies, pricing practices, quoting procedures, computer system passwords and employee records;

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                           (d)      All other information or materials
relating to the business or activities of Employer which are not generally known to the public (including any information that is marked "Confidential" or "Proprietary"); and

                           (e)      All information or materials received by
Employer from any third party subject to a duty to maintain the confidentiality thereof and to use such information or materials only for certain limited purposes.


                  1.2 Nondisclosure of Confidential Information. Employee acknowledges that in the course of his or her employment with Employer , Employee will have access to Confidential Information. During Employee's employment with Employer and following the termination of such employment,
Employee: (i) shall treat all Confidential Information as strictly confidential; (ii) shall use and/or make copies of Confidential Information only as authorized by Employer within the scope of Employee's employment with Employer; (iii) shall not, directly or indirectly, disclose or reveal any Confidential Information to any third party without Employer's prior written consent; (iv) shall not submit any writing for publication or deliver any speech which contains any Confidential Information without Employer 's prior written consent; (v) shall take all reasonable precautions to prevent the inadvertent or accidental disclosure of any Confidential Information.

                  1.3 Return of Confidential Information. Employee agrees to return all Confidential Information in his or her possession (including any copies thereof) immediately: (i) upon the termination of Employee's employment with Employer or (ii) at any time upon Employer's request.

                  1.4 Information of Third Parties. Employee hereby represents that neither the performance of his or her obligations hereunder nor the performance of his or her employment duties to Employer will breach the terms of any contract or agreement to which Employee is a party, including, without limitation, any agreement to keep in confidence the confidential or proprietary information of any prior employer of Employee. Employee shall not, during the term of his or her employment with Employer or thereafter, disclose to Employer or otherwise use in an unauthorized manner any confidential or proprietary information of any third party, including any prior employer of Employee.

                  2.       Inventions.

                  2.1      Definitions.

                           2.1.1    As used herein, the term "Inventions"
means any invention, idea, improvement, process, design, software program code, logic

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diagrams, flow charts, decision charts, drawings, procedural diagrams, coding sheets, documentation manuals, technique, configuration, methodology, know-how, original work of authorship or other innovation or writing of any kind (whether or not patentable, copyrightable or subject to other legal protection) made, developed, conceived of or reduced to practice by Employee, either alone or jointly with others, during the term of Employee's employment with Employer (whether or not made, developed, conceived or reduced to practice during Employee's normal working hours or while at Employer's offices) which: (i) results from any work performed by Employee for Employer;
(ii) relates to Employer's business or its research and development activities; or (iii) is made with or using Employer's equipment, supplies, facilities or Confidential Information.

                           2.1.2    As used herein, the term "Prior Invention"
means any invention, idea, improvement, process, design, software program code, logic diagrams, flow charts, decision charts, drawings, procedural diagrams, coding sheets, documentation manuals, technique, configuration, methodology, know-how, original work of authorship or other innovation or writing of any kind (whether or not patentable, copyrightable or subject to other legal protection) made, developed, conceived of or reduced to practice by Employee, either alone or jointly with others, prior to his or her employment with Employer .

                  2.2 Disclosure of Inventions: Assignment. Employee hereby agrees: (i) to disclose all Inventions in writing to Employer and (ii) that all Inventions, including without limitation any copyrights on any Invention, are and shall be the sole and exclusive property of Employer, whether as "works for hire" or otherwise. Employee hereby irrevocably assigns and transfers to Employer all Employee's right, title and interest in and to any and all Inventions and the ownership of any copyright in such Inventions (whether published on unpublished). Employee agrees not to disclose any Invention to any third party without Employer's prior written consent. Employee agrees, at Employer's request (whether during or after the term of Employee's employment with Employer ) and at its expense: (i) to execute specific assignments in favor of Employer with respect to any Invention and
(ii) to execute such documents and perform such lawful actions as Employer deems necessary to advisable in order to enable Employer to procure, maintain and/or enforce any patent, copyright, trademark or other legal protection (whether in the United States or in any foreign country) relating to any Invention.

                  2.3 Moral Rights. Employee hereby irrevocably and forever waives and agrees never to assert any moral rights which Employee may have in any Invention (including, without limitation, any right of paternity or integrity, any right to claim authorship of such Invention, any right to object to any distortion, mutilation or modification of such Invention or any similar right, whether existing under any United States or any foreign law).

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                  2.4      Prior Inventions. All Prior Inventions shall be
excluded from the scope of this Agreement. Attached hereto as Exhibit A is a list of all Prior Inventions which relate in any manner to Employer 's business. Employee hereby represents that such list is complete and that, if no such list is attached, Employee has no such Prior Inventions.

                  3.       Other Obligations

                  3.1 Nonsolicitation. Employee acknowledges that Employer has expended substantial effort and expense to recruit and train its employees, and that such employees are of vital importance to Employer and its business success. Employee therefore agrees that during the term of his or her employment with Employer and for a period of twelve (12) months following the termination of such employment, Employee shall not, directly, indirectly or in conjunction with any other person, solicit, retain, attempt to employ or employ any employee of Employer.

                  3.2 Noncompetition. Employee agrees that during the term of his or her employment with Employer, and for a period of twelve (12) months (the "Post-Employment Period") following the termination of such employment (except as provided below), Employee shall not (a) solicit, attempt to divert or divert the business of any customer of Employer; or (b) engage in any activity, directly or indirectly (whether as an employee, owner, consultant, agent or otherwise), involving: (i) the provision of program management and/or network deployment services (including, without limitation, site acquisition, construction, or construction management services) of the type generally offered by Employer, (ii) the provision of radio frequency engineering services of the type generally offered by Employer, (iii) the management, construction or leasing of telecommunications towers, or (iv) the provision of outsourcing services in the telecommunications industry of the type offered by Employer. The foregoing restriction shall be limited as follows: (a) it will apply only to the extent that the prohibited activities are undertaken within the same geographical area that Employer markets or provides competing services, (b) the Employee shall be released from such restriction in the event his employment is terminated by the Company other than for "cause," as that term is defined in Section 1.2 of that certain Redemption Agreement between Koll Telecommunication Services, L.L.C., Castle Rock Telecommunications Co., L.L.C., and LCC International, Inc., dated as of June 29, 1998, and (c) it will not apply if the Employee voluntarily terminates his employment with Employer; provided, however, that the foregoing restriction shall remain in effect for the Post-Employment Period so long as the Employer continues to pay Employee's salary and benefits after the Employee ceases to be employed by the Employer; provided, however, that in the event Employer should elect to discontinue paying Employee's salary and benefits pursuant to this clause (c), Employer shall give Employee notice of such discontinuance no later than sixty days prior to the effective time of such discontinuance.

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                  3.3      Computer Security. During the term of Employee's
employment with Employer, Employee shall use Employer 's computer resources (whether on or off the premises of Employer ) only to the extent authorized by Employer. Employee agrees to comply with all Employer policies and procedures relating to computer security.

                  4.       Nature of Relationship.

                  4.1 "At-Will Employment". Nothing herein shall be construed as constituting an agreement, understanding or commitment of any kind that Employer shall continue to employ Employee for any specific period of time, nor shall this Agreement limit in any way Employer 's right to terminate Employee's employment at any time for any reason whatsoever. Employee acknowledges and agrees that his or her employment with Employer is and shall be "at-will". Without limiting the generality of the foregoing, Employee acknowledges that he or she will be subject to immediate dismissal for any breach of this Agreement.

                  5.       General

                  5.1 Injunctive Relief. Employee acknowledges that, in the event of any breach of this Agreement by Employee, the extent of Employer 's damages would be difficult or impossible to ascertain, Employer 's business interests would be irreparably injured, and there would be available to Employer no adequate remedy at law. Employee therefore agrees that in the event of any such breach, Employer will be entitled to enforce this Agreement by any injunction or other equitable relief, without the necessity of posting any bond or other security (which is hereby expressly waived by the Employee), in addition to any other relief to which Employer may be entitled.

                  5.2 Entire Agreement. This Agreement constitutes the entire agreement between Employer and Employee regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and/or communications between Employer and Employee, whether written or oral, regarding the subject matter hereof are hereby supersede by and merged into this Agreement. This Agreement may only be a written agreement signed by both Employer and Employee.

                  5.3 Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall be enforceable to the maximum extent possible. Employer and Employee specifically agree that if any term of Section 3.2 hereof is for any reason held to be excessively broad in scope, such term shall be construed in a manner to enable it to be enforced to the maximum extent possible.

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                  5.4      Arbitration. Any controversy or claim arising our
of or relating to this Agreement, the breach or interpretation thereof or Employee's employment with Employer shall be settled by arbitration in McLean, Virginia in accordance with the then prevailing rules of the American Arbitration Association, and judgment upon the award shall be final, conclusive and binding. All costs of arbitration shall be borne by the losing party, unless the arbitrators decide such costs should be allocated between the parties in particular proportions. Notwithstanding the foregoing, Employer shall be entitled to seek injunctive or other equitable relief pursuant to the provisions of Section 5.1 hereof in any federal or state court having jurisdiction.



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                  5.5      Governing Law: Attorney's Fees. This Agreement
shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of law. In the event it is necessary to retain the services of legal counsel in connection with any controversy or claim arising hereunder, the prevailing party shall be entitled to reimbursement of its reasonable attorney's fees and costs of suit.

                  5.6 Waiver. The waiver of the breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

                  5.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


MICHAEL S. MCNELLY:


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I HAVE READ THIS AGREEMENT
AND UNDERSTAND ITS TERMS.                                     LCC INTERNATIONAL, INC.
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                                                              By:
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 Signature
                                                              Its:
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Print Name
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